EXHIBIT 32.2

In connection with the Annual Report on Form 10-K of Innkeepers USA Trust (the “Company”) for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, David Bulger, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge, :

(1)	the report fully complies with the requirements of Section13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial conditions and results of operation of the Company.

This certification shall only be deemed to cover the financial statements of Innkeepers USA Trust, and shall not be deemed to cover any financial statements (or other information) included in the Report with respect to Innkeepers Hospitality.

Date: March 9, 2004

/s/ David Bulger
Executive Vice President, Chief Financial Officer and Treasurer